SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 9, 2009
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement.
     On September 9, 2009, Evergreen Solar, Inc. (the “Registrant”) received a letter from Lehman Brothers OTC Derivatives Inc. (“LB OTCD”) purporting to terminate a capped call transaction between LB OTCD and the Registrant based on LB OTCD’s claim that the Registrant has failed to pay certain amounts that LB OTCD claims are due under the capped call transaction. Despite the letter received, the Registrant does not believe LB OTCD has the right to terminate the capped call transaction and the Registrant disputes LB OTCD’s assertion that the Registrant has defaulted on any payment obligations under the capped call transaction.
     As previously disclosed, in July 2008, the Registrant completed the offering and sale of $373.75 million aggregate principal amount of 4% senior convertible notes due 2013. In connection with the notes offering, the Registrant entered into the capped call transaction with LB OTCD, which was designed to reduce the potential dilution resulting from the conversion of the Registrant’s 4% convertible notes into shares of the Registrant’s common stock. The capped call transaction provided for the Registrant to pay a total premium to LB OTCD of approximately $68.1 million, of which $39.5 million was paid contemporaneously with the closing of the 4% convertible notes offering and the remaining $28.6 million of which was required to be paid in nine equal semi-annual installments beginning January 15, 2009. On September 15, 2008, LB OTCD’s parent company filed for protection under Chapter 11 of the United States Bankruptcy Code, followed on October 3, 2008 by LB OTCD's bankruptcy filing. These bankruptcy filings, along with other defaults under a related derivatives transaction with the Registrant, constituted continuing events of default with respect to LB OTCD under the capped call transaction. Accordingly, the Registrant believes it has the right to and has suspended its remaining installment premium obligations under the capped call transaction on account of these continuing events of default. The Registrant also believes it has the right to terminate the capped call transaction based on the events of default but it has not exercised that right.
     Also as previously disclosed, on July 24, 2009, the Registrant received a letter from LB OTCD purporting to declare an event of default with respect to the Registrant under the capped call transaction for failure to pay the installment premiums originally due on each of January 15, 2009 and July 15, 2009 in the amount of $2,762,500 on each date, plus corresponding default interest in the amount of $213,154.31.
     LB OTCD may claim that the present value of some or all of the remaining $28.6 million installment premiums plus interest under the capped call transaction are immediately due and payable. The Registrant intends to vigorously defend against any such claims by LB OTCD and/or its affiliates should they be asserted and the Registrant continues to pursue its claims in bankruptcy against certain Lehman Brothers entities.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     See Item 1.02 above.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. None
Safe Harbor Statement
     This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations or beliefs. Such forward-looking statements include, but are not limited to, those related to the future actions that LB OTCD or its affiliates may take with respect to the capped call transaction and LB OTCD’s ability to declare an event of default or terminate the capped call transaction. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, including risks associated with the Registrant’s ability to defend against the potential claims related to the capped call transaction; and other risks and uncertainties identified in the company’s filings with the Securities and Exchange Commission. Evergreen Solar disclaims any obligation to update or revise such statements for any reason.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary
Dated: September 15, 2009